Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Astro Aerospace Ltd.
Lewisville, TX

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 15, 2019, relating to the consolidated financial statements of Astro Aerospace Ltd., which is contained in that Prospectus. We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA
Tampa, Florida
December 19, 2019